                                                                     Exhibit 1.1

                             _______________ SHARES

                               PEOPLESUPPORT, INC.


                                  COMMON STOCK
                             UNDERWRITING AGREEMENT

                                                                __________, 2004

SG COWEN & CO., LLC
PIPER JAFFRAY & CO.
A.G. EDWARDS & SONS, INC.
JMP SECURITIES LLC
  As Representatives of the several Underwriters
c/o SG Cowen & Co., LLC
1221 Avenue of the Americas
New York, New York 10020

Dear Sirs:

1. Introductory. PeopleSupport, Inc., a Delaware corporation (the "Company"), and the selling stockholders named in Schedule B hereto (the "Selling Stockholders") propose to sell, pursuant to the terms of this Agreement, to the several underwriters named in Schedule A hereto (the "Underwriters," or, each, an "Underwriter"), an aggregate of __________ shares of Common Stock, $.001 par value (the "Common Stock"), of the Company. The aggregate of __________ shares so proposed to be sold is hereinafter referred to as the "Firm Stock." The Company and the Selling Stockholders also propose to sell to the Underwriters, upon the terms and conditions set forth in Section 3 hereof, up to an additional ___________ shares of Common Stock (the "Optional Stock"). The Firm Stock and the Optional Stock are hereinafter collectively referred to as the "Stock." SG Cowen & Co., LLC ("SG Cowen"), Piper Jaffray & Co., A.G. Edwards & Sons, Inc., and JMP Securities LLC are acting as representatives of the several Underwriters and in such capacity are hereinafter referred to as the "Representatives." As part of the offering contemplated by this Agreement, Piper Jaffray & Co. (the "Designated Underwriter") has agreed to reserve out of the Firm Stock purchased by it under this Agreement, up to __________ shares, for sale to the Company's directors, business associates and employees, and friends and family members of the Company's employees (collectively, "Participants"), as set forth in the Prospectus (as defined herein) under the heading "Underwriting" (the "Directed Share Program"). The Firm Stock to be sold by the Designated Underwriter pursuant to the Directed Share Program (the "Directed Shares") will be sold by the Designated Underwriter pursuant to this Agreement at the public offering price. Any Directed Shares not subscribed for by the end of the business day on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Prospectus.

2.    (I)  Representations and Warranties of the Company.  The Company
represents and warrants to, and agrees with, the several Underwriters that:
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                                                                               2

      (a) A registration statement on Form S-1 (File No. 333-115328) (the "Initial Registration Statement") in respect of the Stock has been filed with the Securities and Exchange Commission (the "Commission"); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto, to you for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a "Rule 462(b) Registration Statement"), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act") and the rules and regulations (the "Rules and Regulations") of the Commission thereunder, which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the Rules and Regulations, is hereinafter called a "Preliminary Prospectus"); the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act and deemed by virtue of Rule 430A under the Securities Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the "Registration Statements;" and such final prospectus, in the form first filed pursuant to Rule 424(b) under the Securities Act, is hereinafter called the "Prospectus." No document has been or will be prepared or distributed in reliance on Rule 434 under the Securities Act. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission.

      (b) The Registration Statement conforms (and the Rule 462(b) Registration Statement, if any, the Prospectus and any amendments or supplements to either of the Registration Statements or the Prospectus, when they become effective or are filed with the Commission, as the case may be, will conform) in all material respects to the requirements of the Securities
      Act and the Rules and Regulations and do not and will not, as of the applicable effective date (as to the Registration Statements and any amendment thereto) and as of the applicable filing date (as to the Prospectus and any amendment or supplement thereto) contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the foregoing representations and warranties shall not apply to information contained in or omitted from the Registration Statements or the Prospectus or any such amendment or supplement thereto in reliance upon, and in conformity with, written information
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                                                                               3

      furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriters' Information (as defined in Section 16).

      (c) The Company and each of its subsidiaries (as defined in Section 14) have been duly incorporated and are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation, are duly qualified to do business and are in good standing as foreign corporations in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to so qualify or have such power or authority would not have, singularly or in the aggregate, a material adverse effect on the condition (financial or otherwise), results of operations, business or prospects of the Company and its subsidiaries taken as a whole (a "Material Adverse Effect"). The Company owns or controls, directly or indirectly, only the following corporations, partnerships, limited liability partnerships, limited liability companies, associations or other entities: STC Solutions, Inc., a Delaware corporation and PeopleSupport (Philippines), Inc., a Philippine corporation.

      (d) This Agreement has been duly authorized executed and delivered by the Company.

      (e) The Stock to be issued and sold by the Company to the Underwriters hereunder has been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and nonassessable and free of any preemptive or similar rights and will conform to the description thereof contained in the Prospectus.

      (f) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable, have been issued in compliance with federal and state securities laws, and conform to the description thereof contained in the Prospectus. None of the outstanding shares of Common Stock was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those accurately described in the Prospectus. The description of the Company's stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, as described in the
      Prospectus, accurately and fairly present
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                                                                               4

      the information required to be shown with respect to such plans, arrangements, options and rights.

      (g) All the outstanding shares of capital stock of each subsidiary of the Company have been duly authorized and validly issued, are fully paid and nonassessable and, except to the extent set forth in the Prospectus and except as set forth below in the case of PeopleSupport (Philippines), Inc., are owned by the Company directly or indirectly through one or more wholly-owned subsidiaries, free and clear of any claim, lien, encumbrance, security interest, restriction upon voting or transfer or any other claim of any third party. A de minimis number of shares of PeopleSupport (Philippines), Inc. is owned by persons who are Philippine nationals as required under Philippine law.

      (h) The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such actions result in any violation of the provisions of the charter or by-laws of the Company or any of its subsidiaries or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets.

      (i) Except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and applicable state securities laws, the National Association of Securities Dealers, Inc. and the NASDAQ National Market in connection with the purchase and distribution of the Stock by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby.

      (j) BDO Seidman, LLP and PricewaterhouseCoopers, LLP who each have expressed their opinions on certain audited financial statements and related schedules included in the Registration Statements and the Prospectus are independent public accountants as required by the Securities Act and the Rules and Regulations.

      (k) The financial statements, together with the related notes and schedules, included in the Prospectus and in each Registration Statement fairly present the financial position and the results of operations and changes in financial position of the Company and its consolidated subsidiaries at the respective dates or for the respective periods therein specified. Such statements and related notes and schedules have been prepared in
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                                                                               5

      accordance with generally accepted accounting principles applied on a consistent basis except as may be set forth in the Prospectus. The financial statements, together with the related notes and schedules, included in the Prospectus comply in all material respects with the Securities Act and the Rules and Regulations thereunder. No other financial statements or supporting schedules or exhibits are required by the Securities Act or the Rules and Regulations thereunder to be included in the Prospectus.

      (l) Neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included in the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since such date, there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries taken as a whole, except as set forth or contemplated in the Prospectus.

      (m) Except as set forth in the Prospectus, there is no legal or governmental proceeding pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which is required to be described in the Registration Statement or the Prospectus and is not described therein, or which, singularly or in the aggregate, if determined adversely to the Company or any of its subsidiaries, might have a Material Adverse Effect or would prevent or adversely affect the ability of the Company to perform its obligations under this Agreement; and to the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

      (n) Neither the Company nor any of its subsidiaries (i) is in violation of its charter or by-laws, (ii) is in default in any respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject or
      (iii) is in violation in any respect of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject, except in each case any violations or defaults which, singularly or in the aggregate, would not have a Material Adverse Effect.

      (o) The Company and each of its subsidiaries possess all licenses, certificates, authorizations and permits issued by, and have made all declarations and filings with, the appropriate state, federal or foreign regulatory agencies or bodies which are necessary for the ownership of their respective properties or the conduct of their respective businesses as described in the Prospectus except where any failures to possess or make the same, singularly or in the aggregate, would not have a Material Adverse Effect, and the Company has not received notification of any revocation or modification of any such license, authorization or permit and has no reason to believe that any such license, certificate, authorization or permit will not be renewed.

      (p) Neither the Company nor any of its subsidiaries is, or after giving effect to the offering of the Stock and the application of the proceeds thereof as described in the Prospectus, will become an "investment company" within the meaning of the Investment Company Act of 1940, as amended and the rules and regulations of the Commission thereunder.

      (q) Neither the Company nor (to the best of its knowledge) any of its officers, directors or affiliates has taken or will take, directly or indirectly, any action designed or intended to stabilize or manipulate the price of any security of the Company, or which caused or resulted in, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company.

      (r) The Company and its subsidiaries own or possess the right to use all trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, trade secrets and rights described in the Prospectus as being owned or used by them for the conduct of their respective businesses, and the Company is not aware of any claim to the contrary or any challenge by any other person to the rights of the Company and its subsidiaries with respect to the foregoing. To the best of the Company's knowledge, the Company's business as now conducted and as proposed to be conducted does not and will not infringe or conflict with any patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses or other intellectual property or franchise right of any person. To the best of the Company's knowledge, no claim has been made against the Company alleging the infringement by the Company of any patent, trademark, service mark, trade name, copyright, trade secret, license in or other intellectual property right or franchise right of any person, which would have a Material Adverse Effect.

      (s) The Company and its subsidiaries do not own any real property. The Company and its subsidiaries have valid rights to lease or otherwise use all items of real or personal property which are material to the business of the Company and its subsidiaries taken as a whole, in each case free and clear of all liens, encumbrances, claims and defects that may result in a Material Adverse Effect.

      (t) No labor disturbance by the employees of the Company or any of its subsidiaries exists or, to the best of the Company's knowledge, is imminent which might reasonably be expected to have a Material Adverse Effect. The Company is not aware that any key employee or significant group of employees of the Company or any subsidiary plans to terminate employment with the Company or any such subsidiary.

      (u) No "prohibited transaction" (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the "Code")) or "accumulated funding deficiency" (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(b) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred with respect to any employee benefit plan which could reasonably be expected to have a Material Adverse Effect; each employee benefit plan is in compliance in all material respects with applicable law, including ERISA and the Code; the Company has not incurred and does not expect to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any "pension plan"; and each "pension plan" (as defined in ERISA) for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which could reasonably be expected to cause the loss of such qualification.

      (v) There has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission, or other release of any kind of toxic or other wastes or other hazardous substances by, due to, or caused by the Company or any of its subsidiaries (or, to the best of the Company's knowledge, any other entity for whose acts or omissions the Company or any of its subsidiaries is or may be liable) upon any of the property now or previously owned or leased by the Company or any of its subsidiaries, or upon any other property, in violation of any statute or any ordinance, rule, regulation, order, judgment, decree or permit or which would, under any statute or any ordinance, rule (including rule of common law), regulation, order, judgment, decree or permit, give rise to any liability, except for any violation or liability which would not have, singularly or in the aggregate with all such violations and liabilities, a Material Adverse Effect; there has been no disposal, discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances with respect to which the Company or any of its subsidiaries have knowledge, except for any such disposal, discharge, emission, or other release of any kind which would not have, singularly or in the aggregate with all such discharges and other releases, a Material Adverse Effect.

      (w) The Company and its subsidiaries each (i) have filed with all necessary federal, state and foreign income and franchise tax returns,
      (ii) have paid all federal state, local and foreign taxes due and payable for which it is liable, and (iii) do not have any tax deficiency or claims outstanding or assessed or, to the best of the Company's
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                                                                               8

      knowledge, proposed against it which could reasonably be expected to have a Material Adverse Effect.

      (x) The Company and each of its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries.

      (y) The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets;
      (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

      (z) The minute books of the Company and each of its subsidiaries have been made available to the Underwriters and counsel for the Underwriters, and such books (i) contain a complete summary of all meetings and actions of the board of directors (including each board committee) and shareholders of the Company and each of its subsidiaries since the time of its respective incorporation through the date of the latest meeting and action, and (ii) accurately in all material respects reflect all transactions referred to in such minutes.

      (aa) There is no franchise, lease, contract, agreement or document required by the Securities Act or by the Rules and Regulations to be described in the Prospectus or to be filed as an exhibit to the Registration Statements which is not described or filed therein as required; and all descriptions of any such franchises, leases, contracts, agreements or documents contained in the Registration Statements are accurate and complete descriptions of such documents in all material respects. Other than as described in the Prospectus, no such franchise, lease, contract or agreement has been suspended or terminated for convenience or default by the Company or any of the other parties thereto, and the Company has not received notice or any other knowledge of any such pending or threatened suspension or termination, except for such pending or threatened suspensions or terminations that would not reasonably be expected to, singularly or in the aggregate, have a Material Adverse Effect.

      (bb) No relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company on the other hand, that is required to be described in the Prospectus and that is not so described.

      (cc) No person or entity (other than the Selling Stockholders in respect of the Common Stock being sold by such Selling Stockholders in the offering) has the right to require registration of shares of Common Stock or other securities of the Company because of the filing or effectiveness of the Registration Statements or otherwise in connection with the offering, except for persons and entities who have expressly waived such right or who have been given timely and proper notice and have failed to exercise such right within the time or times required under the terms and conditions of such right.

      (dd) Except for this Agreement, neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Company or the Underwriters for a brokerage commission, finder's fee or like payment in connection with the offering and sale of the Stock.

      (ee) No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

      (ff) The Stock has been approved for quotation subject to notice of issuance on the NASDAQ Stock Market's National Market.

      (gg) The Company has taken all necessary actions to ensure that, upon and at all times after the effectiveness of the Registration Statement, it will be in compliance with all applicable provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof (the "Sarbanes-Oxley Act") that are then applicable to the Company and is actively taking steps to ensure that it will be in compliance with other applicable provisions of the Sarbanes-Oxley Act not currently in effect upon and at all times after such provisions become applicable to the Company.

      (hh) The Company has taken all necessary actions to ensure that, upon and at all times after the NASDAQ National Market System ("NASDAQ") shall have approved the Stock for inclusion, it will be in compliance with all applicable corporate governance requirements set forth in the NASDAQ Marketplace Rules that are then applicable to the Company and is actively taking steps to ensure that it will be in compliance with other applicable corporate governance requirements set forth in the NASDAQ Marketplace Rules not currently applicable to the Company upon and all times after such requirements become applicable to the Company.

      (ii) Neither the Company nor any of its subsidiaries nor, to the best of the Company's knowledge, any employee or agent of the Company or any subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office or government in violation of any law or of the character required to be disclosed in the Prospectus, including without limitation the United States Foreign Corrupt Practices Act.

      (jj) There are no transactions, arrangements or other relationships between and/or among the Company, any of its affiliates (as such term is defined in Rule 405 of the Securities Act) and any unconsolidated entity, including, but not limited to, any structured finance, special purpose or limited purpose entity that could reasonably be expected to materially affect the Company's liquidity or the availability of or requirements for its capital resources required to be described in the Prospectus which have not been described as required.

      (kk) There are no outstanding loans, advances (except normal advances for business expense in the ordinary course of business) or guarantees or indebtedness by the Company to or for the benefit of any of the officers or directors of the Company, except as disclosed in the Prospectus.

      (ll) The Registration Statements, the Prospectus and the Preliminary Prospectus comply, and any further amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which they are distributed in connection with the Directed Share Program. No authorization, approval, consent, license, order, registration or qualification of or with any government, governmental instrumentality or court, other than such as have been obtained, is necessary under the securities laws or regulations of any foreign jurisdiction in which the Directed Shares are offered outside the United States.

      (mm) The Company has not offered, or caused the Underwriters to offer, any Firm Stock to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or business partner of the Company to alter the customer's or business partner's level or type of business with the Company or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

      (nn) All issuances of securities, including without limitation grants of options, by the Company have been in compliance with all applicable laws, including without limitation federal and state securities laws, except as set forth in the Prospectus and except where failure to comply with such laws would not have a Material Adverse Effect.

      (II) Representations and Warranties and Agreements of the Selling Stockholders. Each Selling Stockholder severally represents and warrants to, and agrees with, the several Underwriters that such Selling Stockholder:

      (a) Has, and immediately prior to each Closing Date (as defined in Section 3 hereof) the Selling Stockholder will have good and valid title to the shares of Stock to be sold by the Selling Stockholder hereunder on such date, free and clear of all liens, encumbrances or claims; and upon delivery of such shares and payment therefor pursuant hereto, good and valid title to such shares, free and clear of all liens, encumbrances or claims, will pass to the several Underwriters.

      (b) Has duly and irrevocably executed and delivered a power of attorney, in substantially the form heretofore delivered by the Representatives (the "Power of Attorney"), appointing _______________ and _______________ and each of them, as attorney-in-fact (the "Attorneys-in-fact") with authority to execute and deliver this Agreement on behalf of such Selling Stockholder, to authorize the delivery of the shares of Stock to be sold by such Selling Stockholder hereunder and otherwise to act on behalf of such Selling Stockholder in connection with the transactions contemplated by this Agreement.

      (c) Has duly and irrevocably executed and delivered a custody agreement, in substantially the form heretofore delivered by the Representatives (the "Custody Agreement"), with _______________ as custodian (the "Custodian"), pursuant to which certificates in negotiable form for the shares of Stock to be sold by such Selling Stockholder hereunder have been placed in custody for delivery under this Agreement.

      (d) Has full right, power and authority to enter into this Agreement, the Power of Attorney and the Custody Agreement; the execution, delivery and performance of this Agreement, the Power of Attorney and the Custody Agreement by such Selling Stockholder and the consummation by such Selling Stockholder of the transactions contemplated hereby and thereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Stockholder is a party or by which the Selling Stockholder is bound or to which any of the property or assets of the Selling Stockholder is subject, nor will such actions result in any violation of the provisions of the charter or by-laws of the Selling Stockholder, the articles of partnership of the Selling Stockholder, the deed of trust of the Selling Stockholder or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Selling Stockholder or the property or assets of the Selling Stockholder; and, except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the purchase and distribution of the Stock by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement, the Power of Attorney or the Custody Agreement by such Selling Stockholder and the consummation by the Selling Stockholder of the transactions contemplated hereby and thereby.

      (e) The Registration Statements do not, and the Prospectus and any further amendments or supplements to the Registration Statements or the Prospectus will not, as of the applicable effective date (as to the Registration Statements and any amendment thereto) and as of the applicable filing date (as to the Prospectus and any amendment or supplement thereto) contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The preceding sentence applies only to the extent that any information contained in or omitted from the Registration Statements or Prospectus was in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder specifically for inclusion therein.

      (f) Such Selling Stockholder has not taken, directly or indirectly, any action designed or intended to stabilize or manipulate the price of any security of the Company, or which caused or resulted in, or which might reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company.

3. Purchase Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company and each Selling Stockholder agrees, severally and not jointly, to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company and each Selling Stockholder, that number of shares of Firm Stock (rounded up or down, as determined by SG Cowen in its discretion, in order to avoid fractions) obtained by multiplying _____ shares of Firm Stock in the case of the Company and the number of shares of Firm Stock set forth opposite the name of such Selling Stockholder in Schedule B hereto, in the case of a Selling Stockholder, in each case by a fraction the numerator of which is the number of shares of Firm Stock set forth opposite the name of such Underwriter in Schedule A hereto and the denominator of which is the total number of shares of Firm Stock.

      The purchase price per share to be paid by the Underwriters to the Company and the Selling Stockholders for the Stock will be $_____ per share (the "Purchase Price").

      The Company and the Selling Stockholders will deliver the Firm Stock to the Representatives for the respective accounts of the several Underwriters (in the form of definitive certificates, issued in such names and in such denominations as the Representatives may direct by notice in writing to the Company given at or prior to 12:00 Noon, New York time, on the second full business day preceding the First Closing Date (as defined below) against payment of the aggregate Purchase Price therefor by wire transfer to an account at a bank acceptable to SG Cowen payable to the order of the Company and _______________ as Custodian for the Selling Stockholders, all at the offices of Latham & Watkins LLP, 633 W. Fifth Street, Suite 4000, Los Angeles, CA 90071. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of each Underwriter hereunder. The time and date of the delivery and closing shall be at 10:00 A.M., New York time, on __________, 2004, in accordance with Rule 15c6-1 of the Exchange Act. The time and date of such payment and delivery are herein referred to as the "First Closing Date." The First Closing Date and the location of delivery of, and the form of payment for, the Firm Stock may be varied by agreement among the Company, the Selling Stockholders and SG Cowen.

      The Company and the Selling Stockholders shall make the certificates for the Stock available to the Representatives for examination on behalf of the Underwriters in New York, New York at least twenty-four hours prior to the First Closing Date.

      For the purpose of covering any over-allotments in connection with the distribution and sale of the Firm Stock as contemplated by the Prospectus, the Underwriters may purchase all or less than all of the Optional Stock. The price per share to be paid for the Optional Stock shall be the Purchase Price. The Company and the Selling Stockholders agree, severally and not jointly, to sell to the Underwriters the respective numbers of shares of Optional Stock obtained by multiplying the number of shares of Optional Stock specified in such notice by a fraction the numerator of which is _______________ in the case of the Company and the number of shares set forth opposite the names of such Selling Stockholders in Schedule B hereto under the caption "Number of Optional Shares to be Sold" in the case of the Selling Stockholders and the denominator of which is the total number of shares of Optional Stock (subject to adjustment by SG Cowen to eliminate fractions). Such shares of Optional Stock shall be purchased from the Company and each Selling Stockholder for the account of each Underwriter in the same proportion as the number of shares of Firm Stock set forth opposite such Underwriter's name bears to the total number of shares of Firm Stock (subject to adjustment by SG Cowen to eliminate fractions). The option granted hereby may be exercised as to all or any part of the Optional Stock at any time, and from time to time (but no more than three times), not more than thirty (30) days subsequent to the date of this Agreement. No Optional Stock shall be sold and delivered unless the Firm Stock previously has been, or simultaneously is, sold and delivered. The right to purchase the Optional Stock or any portion thereof may be surrendered and terminated at any time upon notice by SG Cowen to the Company and the Selling Stockholders.

      The option granted hereby may be exercised by written notice being given to the Company and the Selling Stockholders by SG Cowen setting forth the number of shares of the Optional Stock to be purchased by the Underwriters and the date and time for delivery of and payment for the Optional Stock. Each date and time for delivery of and payment for the Optional Stock (which may be the First Closing Date, but not earlier) is herein called the "Option Closing Date" and shall in no event be earlier than two (2) business days nor later than five (5) business days after written notice is given. (The Option Closing Date and the First Closing Date are herein called the "Closing Dates.")

      The Company and the Selling Stockholders will deliver the Optional Stock to the Underwriters (in the form of definitive certificates, issued in such names and in such denominations as the Representatives may direct by notice in writing to the Company given at or prior to 12:00 Noon, New York time, on the second full business day preceding the Option

Closing Date against payment of the aggregate Purchase Price therefor in federal (same day) funds by certified or official bank check or checks or wire transfer to an account at a bank acceptable to SG Cowen payable to the order of the Company and _______________ as Custodian for the Selling Stockholders all at the offices of Latham & Watkins LLP, 633 W. Fifth Street, Los Angeles, California 90071. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of each Underwriter hereunder. The Company and the Selling Stockholders shall make the certificates for the Optional Stock available to the Representatives for examination on behalf of the Underwriters in New York, New York not later than 10:00 A.M., New York Time, on the business day preceding the Option Closing Date. The Option Closing Date and the location of delivery of, and the form of payment for, the Optional Stock may be varied by agreement among the Company, the Selling Stockholders and SG Cowen.

      The several Underwriters propose to offer the Stock for sale upon the terms and conditions set forth in the Prospectus.

4. (I) Further Agreements of the Company. The Company agrees with the several Underwriters that:

      (a) The Company will prepare the Rule 462(b) Registration Statement, if necessary, in a form approved by the Representatives and file such Rule 462(b) Registration Statement with the Commission on the date hereof; prepare the Prospectus in a form approved by the Representatives and file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the second business day following the execution and delivery of this Agreement; make no further amendment or any supplement to the Registration Statements or to the Prospectus to which the Representatives shall reasonably object by notice to the Company after a reasonable period to review; advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to either Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Representatives with copies thereof; advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, of the suspension of the qualification of the Stock for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statements or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification, use promptly its best efforts to obtain its withdrawal.

      (b) If at any time prior to the expiration of nine months after the effective date of the Initial Registration Statement when a prospectus relating to the Stock is required to be delivered any event occurs as a result of which (in the judgment of the Company or in the opinion of counsel to the Underwriters) the Prospectus as then amended or supplemented would include any untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Securities Act, the Company will promptly notify the Representatives thereof and upon their reasonable request will prepare an amended or supplemented Prospectus which will correct such statement or omission or effect such compliance. The Company will furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of such amended or supplemented Prospectus; and in case any Underwriter is required to deliver a prospectus relating to the Stock nine months or more after the effective date of the Initial Registration Statement, the Company, upon the reasonable request of any of the Representatives and at the expense of such Underwriter, will prepare promptly an amended or supplemented Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Securities Act.

      (c) To furnish promptly to each of the Representatives and to counsel for the Underwriters a signed copy of each of the Registration Statements as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith (and not including any exhibits incorporated by reference).

      (d) To deliver promptly to the Representatives in New York City such number of the following documents as the Representatives shall reasonably request: (i) conformed copies of the Registration Statements as originally filed with the Commission and each amendment thereto (in each case excluding exhibits), (ii) each Preliminary Prospectus, and (iii) the Prospectus (not later than 10:00 A.M., New York time, of the business day following the execution and delivery of this Agreement) and any amended or supplemented Prospectus (not later than 10:00 A.M., New York City time, on the business day following the date of such amendment or supplement).

      (e) To make generally available to its shareholders as soon as practicable, but in any event not later than twelve months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158).

      (f) The Company will promptly take from time to time such actions as the Representatives may reasonably request to qualify the Stock for offering and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives may designate and to continue such qualifications in effect for so long as required for the distribution of the Stock; provided that the Company and its subsidiaries shall not be obligated to qualify as foreign corporations in any jurisdiction in which they are not so qualified or to file a general consent to service of process in any jurisdiction.

      (g) During the period of five years from the date hereof, the Company will deliver to the Representatives and, upon request, to each of the other Underwriters, (i) as soon as they are available, copies of all reports or other communications furnished to shareholders and (i) as soon as they are available, copies of any reports and financial statements furnished or filed with the Commission pursuant to the Exchange Act or any national securities exchange or automatic quotation system on which the Stock is listed or quoted.

      (h) The Company will not directly or indirectly offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, or file with the Commission a registration statement under the Securities Act relating to, any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock for a period of 180 days from the date of the Prospectus without the prior written consent of SG Cowen other than the Company's sale of the Stock hereunder and the issuance of shares pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans existing on the date hereof or to be in existence after the Effective Date as described in the Prospectus, or pursuant to currently outstanding options, warrants or rights. The Company will cause each officer, director and shareholder listed in Schedule C to furnish to the Representatives, prior to the First Closing Date, a letter, substantially in the form of Exhibit I hereto, pursuant to which each such person shall agree not to directly or indirectly offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock for a period of 180 days from the date of the Prospectus, without the prior written consent of SG Cowen.

      (i) The Company will supply the Representatives with copies of all correspondence to and from, and all documents issued to and by, the Commission in connection with the registration of the Stock under the Securities Act.

      (j) Prior to each of the Closing Dates the Company will furnish to the Representatives, as soon as they have been prepared, copies of any unaudited interim consolidated financial statements of the Company for any periods subsequent to the periods covered by the financial statements appearing in the Registration Statement and the Prospectus.

      (k) Prior to each of the Closing Dates, neither the Company nor its subsidiaries will issue any press release or other communication directly or indirectly or hold any press conference with respect to the Company, its condition, financial or otherwise, or earnings, business affairs or business prospects (except for routine oral marketing communications in the ordinary course of business and consistent with the past practices of the Company and of which the Representatives are notified), without the prior written consent of the Representatives, unless in the judgment of the Company and its counsel, and after notification to the Representatives, such press release or communication is required by law.

      (l) In connection with the offering of the Stock, until SG Cowen shall have notified the Company of the completion of the resale of the Stock, the Company will not, and will cause its affiliated purchasers (as defined in Regulation M under the Exchange Act) not to, either alone or with one or more other persons, bid for or purchase, for any account in which it or any of its affiliated purchasers has a beneficial interest, any Stock, or attempt to induce any person to purchase any Stock; and not to, and to cause its affiliated purchasers not to, make bids or purchase for the purpose of creating actual, or apparent, active trading in or of raising the price of the Stock.

      (m) The Company will not take any action prior to the Option Closing Date which would require the Prospectus to be amended or supplemented pursuant to Section 4(I)(b).

      (n) The Company shall at all times during the period commencing on the First Closing Date and ending nine months thereafter comply with all applicable provisions of the Sarbanes-Oxley Act in effect from time to time.

      (o) The Company will apply the net proceeds from the sale of the Stock as set forth in the Prospectus under the heading "Use of Proceeds".

      (p) In connection with the Directed Share Program, the Company will ensure that the Directed Shares will be restricted to the extent required by the NASD or the NASD rules from sale, transfer, assignment, pledge or hypothecation for a period of three (3) months following the date of the effectiveness of the Registration Statement. The Designated Underwriter will notify the Company as to which Participants will need to be so restricted. The Company will direct the transfer agent to place stop transfer restrictions upon such securities for such period of time.

      (q) The Company will, or will cause the Selling Stockholders to, pay all fees and disbursements of counsel (including local counsel) incurred by the Underwriters in connection with the Directed Share Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program.

      (r) The Company will comply with all applicable securities and other applicable securities and other laws, rules and regulations in each foreign jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

      (s) The Company shall manage its affairs and investments in such a manner as not to be or become an "investment company" within the meaning of the Investment Company Act and the rules and regulations thereunder.

      (II) Further Agreements of the Selling Stockholders. Each Selling Stockholder, severally and not jointly, agrees with the several Underwriters that:

      (a) They will not directly or indirectly offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock other than the sale of the Stock hereunder for a period of 180 days from the date of the Prospectus, without the prior written consent of SG Cowen.

      (b) The shares of Stock represented by the certificates held in custody under the Custody Agreement are for the benefit of and coupled with and subject to the interests of the Underwriters and the other Selling Stockholders, and that the arrangement for such custody and the appointment of the Attorneys-in-fact are irrevocable; that the obligations of such Selling Stockholder hereunder shall not be terminated by operation of law, whether by the death or incapacity, liquidation or distribution of such Selling Stockholder, or any other event, that if such Selling Stockholder should die or become incapacitated or is liquidated or dissolved or any other event occurs, before the delivery of the Stock hereunder, certificates for the Stock to be sold by such Selling Stockholder shall be delivered on behalf of such Selling Stockholder in accordance with the terms and conditions of this Agreement and the Custody Agreement, and action taken by the Attorneys-in-fact or any of them under the Power of Attorney shall be as valid as if such death, incapacity, liquidation or dissolution or other event had not occurred, whether or not the Custodian, the Attorneys-in-fact or any of them shall have notice of such death, incapacity, liquidation or dissolution or other event.

      (c) Such Selling Stockholder will not take, directly or indirectly, any action designed or intended to stabilize or manipulate the price of any security of the Company, or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company.

      (d) Such Selling Stockholder will deliver to SG Cowen on or prior to the First Closing Date a properly completed and executed United States Treasury Department Form W-8 (if the Selling Stockholder is a non-United States person) or Form W-9 (if the Selling Stockholder is a United States person) or such other applicable form or statement specified by Treasury Department regulations in lieu thereof.

5. Payment of Expenses. The Company agrees with the Underwriter to pay (a) the costs incident to the authorization, issuance, sale, preparation and delivery of the Stock and any taxes payable in that connection; (b) the costs incident to the Registration of the Stock under the Securities Act; (c) the costs incident to the preparation, printing and distribution of the

Registration Statement, Preliminary Prospectus, Prospectus, any amendments and exhibits thereto, the costs of printing, reproducing and distributing the Power of Attorney, the Custody Agreement, the "Agreement Among Underwriters" between the Representatives and the Underwriters, the Master Selected Dealers' Agreement, the Underwriters' Questionnaire and this Agreement by mail, telex or other means of communications; (d) the reasonable fees and expenses (including related fees and expenses of counsel for the Underwriters) incurred in connection with filings made with the National Association of Securities Dealers; (e) any applicable listing or other fees; (f) the reasonable fees and expenses of qualifying the Stock under the securities laws of the several jurisdictions as provided in Section 4(I)(f) and of preparing, printing and distributing Blue Sky Memoranda and Legal Investment Surveys (including related fees and expenses of counsel to the Underwriters); (g) all fees and expenses of the registrar and transfer agent of the Stock; and (h) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement (including, without limitation, the fees and expenses of the Company's counsel and the Company's independent accountants); provided that, except as otherwise provided in this Section 5 and in Section 9, the Underwriters shall pay their own costs and expenses, including the fees and expenses of their counsel, any transfer taxes on the Stock which they may sell and the expenses of advertising any offering of the Stock made by the Underwriters.

      Other than up to $15,000 the fees and expenses of a single counsel to the Selling Stockholders to be paid by the Company, each Selling Stockholder will pay all fees and expenses incident to the performance of such Selling Stockholder's obligations under this Agreement which are not otherwise specifically provided for herein, including but not limited to any fees and expenses of counsel for such Selling Stockholder, such Selling Stockholder's pro rata share of fees and expenses of the Attorneys-in-fact and the Custodian and all expenses and taxes incident to the sale and delivery of the Stock to be sold by such Selling Stockholder to the Underwriters hereunder (as and to the extent provided for in that certain Amended and Restated Investors' Rights Agreement, dated April 12, 2000 among the Company and the investors party thereto).

6. Conditions of Underwriters' Obligations. The respective obligations of the several Underwriters hereunder are subject to the accuracy, when made and on each of the Closing Dates, of the representations and warranties of the Company and the Selling Stockholders contained herein, to the accuracy of the statements of the Company and the Selling Stockholders made in any certificates pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholders of their obligations hereunder, and to each of the following additional terms and conditions:

      (a) No stop order suspending the effectiveness of either of the Registration Statements shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the Commission, and any request for additional information on the part of the Commission (to be included in the Registration Statements or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Representatives. The Rule 462(b) Registration Statement, if any, and the Prospectus shall have been timely filed with the Commission in accordance with Section 4(I)(a).

      (b) None of the Underwriters shall have discovered and disclosed to the Company on or prior to the Closing Date that the Registration Statement or the Prospectus or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of counsel for the Underwriters, is material or omits to state any fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

      (c) All corporate proceedings and other legal matters incident to the authorization, form and validity of each of this Agreement, the Custody Agreements, the Powers of Attorney, the Stock, the Registration Statement and the Prospectus and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company and the Selling Stockholders shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

      (d) Pillsbury Winthrop LLP shall have furnished to the Representatives such counsel's written opinion, as counsel to the Company, addressed to the Underwriters and dated the Closing Date, in form and substance reasonably satisfactory to the Representatives, to the effect that:

      (i) The Company and each of its U.S. subsidiaries have been duly incorporated and are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation, and are duly qualified to do business and are in good standing as foreign corporations in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to so qualify or have such power or authority would not have, singularly or in the aggregate, a Material Adverse Effect.

      (ii) The Company has an authorized capitalization as set forth in the Prospectus, and all of the shares of capital stock of the Company set forth in the Prospectus as issued and outstanding (not including the Stock being delivered on the Closing Date) have been duly and validly authorized and issued, are non-assessable and, to such counsel's knowledge, fully paid, and conform to the description thereof contained in the Prospectus in all material respects. The Firm Stock and Optional Stock being delivered by the Company on the Closing Date and the

            Option Closing Date have been duly authorized, and when issued and delivered to and paid for by the Underwriters in accordance with the Underwriting Agreement, will be validly issued, fully paid and nonassessable.

      (iii) All the outstanding shares of capital stock of each U.S. subsidiary of the Company have been duly authorized and validly issued, and are fully-paid and nonassessable and, except to the extent set forth in the Prospectus and are owned by the Company directly or indirectly through one or more wholly-owned subsidiaries, free and clear of any claim, lien, encumbrance, security interest, restriction upon voting or transfer or any other claim of any third party.

      (iv) There are no preemptive or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any shares of the Stock pursuant to the Company's charter or by-laws or any agreement or other instrument that is filed as an exhibit to (or incorporated by reference in) the Registration Statement ("Material Documents") except for such rights that have been waived.

      (v) This Agreement has been duly authorized, executed and delivered by the Company.

      (vi) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under any of the Material Documents, nor will such actions result in any violation of the Charter or by-laws of the Company or of any of its U.S. subsidiaries or any statute or any order, rule or regulation of any court or governmental agency or body or court having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets. Except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the purchase and distribution of the Stock by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby.

      (vii) The statements in the Prospectus under the headings
            "Business-Regulation," "Business-Legal Proceedings," "Description of Capital Stock," "Shares Eligible for Future Sale" and "U.S. Federal Income

            Tax Consequences to Non-U.S. Holders," to the extent that they constitute summaries of matters of U.S. law or regulation or legal conclusions, have been reviewed by such counsel and fairly summarize the matters described therein in all material respects.

     (viii) The description in the Registration Statement and Prospectus of U.S. statutes, legal or governmental proceedings and contracts and other documents are accurate in all material respects; and to such counsel's knowledge, there are no contracts or other documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement which are not described or filed as required.

      (ix) To such counsel's knowledge, neither the Company nor any of its U.S. subsidiaries (i) is in violation of its charter or by-laws, or (ii) is in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject, in the case of clause (ii), for those defaults, violations or failures which, either individually or in the aggregate, would not have a Material Adverse Effect. The foregoing opinion set forth in clause (ii) of this subsection (ix) is limited to laws, rules and regulations normally applicable to transactions of the type contemplated in the Underwriting Agreement and do not extend to licenses, permits and approvals necessary for the conduct of the Company's business.

      (x) To such counsel's knowledge and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or asset of the Company or any of its subsidiaries is the subject which, singularly or in the aggregate, if determined adversely to the Company or any of its subsidiaries, might have a Material Adverse Effect or would prevent or adversely affect the ability of the Company to perform its obligations under this Agreement; and, to such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others (provided that such counsel shall not be required to do any litigation or court docket searches).

      (xi) The Registration Statement was declared effective under the Securities Act as of the date and time specified in such opinion, the Rule 462(b) Registration Statement, if any, was filed with the Commission on the date specified therein, the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) of the Rules and Regulations specified in such opinion on the date specified therein and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose is pending or threatened by the Commission.

      (xii) The Registration Statements, as of the respective effective dates and the Prospectus, as of its date, and any further amendments or supplements thereto, as of their respective dates, made by the Company prior to the Closing Date (other than the financial statements and other financial data contained therein, as to which such counsel need express no opinion) complied as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations of the Commission thereunder.

     (xiii) To such counsel's knowledge no person or entity (other than the Selling Stockholders in respect of the Common Stock being sold by such Selling Stockholders in the offering) has the right under the Material Documents to require registration of shares of Common Stock or other securities of the Company because of the filing or effectiveness of the Registration Statements or otherwise in connection with the offering, except for persons and entities who have expressly waived such right or who have been given proper notice and have failed to exercise such right within the time or times required under the terms and conditions of such right.

      (xiv) Neither the Company nor any of its subsidiaries is or, following application of the proceeds of the offering as set forth in resolutions adopted by the Board of Directors of the Company will be, an "investment company" within the meaning of the Investment Company Act and the rules and regulations of the Commission thereunder.

      Such counsel shall also have furnished to the Representatives a written statement, addressed to the Underwriters and dated the Closing Date, in form and substance satisfactory to the Representatives, to the effect that (x) such counsel has acted as counsel to the Company in connection with the preparation of the Registration Statements (y) based on such counsel's examination of the Registration Statements and such counsel's investigations made in connection with the preparation of the Registration Statements and "conferences with certain officers and employees of and with auditors for and counsel to the Company," such counsel has no reason to believe that the Registration Statements, as of the respective effective dates, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that the Prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no opinion as to the financial statements or other financial data contained in the Registration Statement or the Prospectus.

      The foregoing opinion and statement may be qualified by a statement to the effect that such counsel has not independently verified the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus and takes no responsibility therefor except to the extent set forth in the opinion described in clauses (vii) and (viii) above. Such opinion shall be shall be subject to customary qualifications, assumptions and limitations.

      (e) __________ shall have furnished to the Representatives such counsel's written opinion, as Philippine counsel to the Company, addressed to the Underwriters and dated the Closing Date, in form and substance reasonably satisfactory to the Representatives, to the effect that:

      (i) Each of the Company's Philippine subsidiaries have been duly incorporated and are validly existing as corporations in good standing under Philippine law, are duly qualified to do business and are in good standing as foreign corporations in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to so qualify or have such power or authority would not have, singularly or in the aggregate, a Material Adverse Effect.

      (ii) All the outstanding shares of capital stock of each of the Company's Philippine subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and, except to the extent set forth in the Prospectus, are owned by the Company directly or indirectly through one or more wholly-owned subsidiaries, free and clear of any claim, lien, encumbrance, security interest, restriction upon voting or transfer or any other claim of any third party.

      (iii) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel after reasonable investigation to which any of the Company's Philippine subsidiaries is a party or by which any of the Company's Philippine subsidiaries is bound or to which any of the properties or assets of any of the Company's Philippine subsidiaries is subject, nor will such actions result in any violation of the Charter or by-laws of any of the Company's Philippine subsidiaries or any Philippine statute or any order, rule or regulation of any court or governmental agency or body or court having jurisdiction over any of the Company's Philippine subsidiaries or any of their properties or assets. No consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby.

      (iv) The statements in the Prospectus under the headings "Business-Regulation," "Business-Legal Proceedings," "Description of Capital Stock," "Shares Eligible for Future Sale" and "U.S. Federal Income Tax Consequences to Non-U.S. Holders," to the extent that they constitute summaries of matters of Philippine law or regulation or legal conclusions, have been reviewed by such counsel and fairly summarize the matters described therein in all material respects.

      (v) The description in the Registration Statement and Prospectus of Philippine statutes, legal or governmental proceedings and contracts and other documents are accurate in all material respects; and to the best of such counsel's knowledge, there are no Philippine statutes, legal or governmental proceedings, contracts or other documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement which are not described or filed as required.

      (vi) To the best of such counsel's knowledge, none of the Company's Philippine subsidiaries (i) is in violation of its charter or by-laws, (ii) is in default, and no event has occurred, which, with notice or lapse of time or both, would constitute a default, in the due performance or observance of any term, covenant or condition contained in any agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is in violation of any Philippine law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business except, in the case of clauses
            (ii) and (iii), for those defaults, violations or failures which, either individually or in the aggregate, would not have a Material Adverse Effect.

      (f) _______________ shall have furnished to the Representatives such counsel's written opinion, as counsel to the Selling Stockholders, addressed to the Underwriters and dated the Closing Date, in form and substance reasonably satisfactory to the Representatives, to the effect that:

      (i) Each Selling Stockholder has full right, power and authority to enter into this Agreement, the Power of Attorney and the Custody Agreement; the execution, delivery and performance of this Agreement, the Power of Attorney and the Custody Agreement by each Selling Stockholder and the consummation by each Selling Stockholder of the transactions contemplated hereby and thereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which any Selling Stockholder is a party or by which any Selling Stockholder is bound or to which any of the property or assets of any Selling Stockholder is subject, nor will such actions result in any violation of the provisions of the charter or by-laws of any Selling Stockholder, the articles of partnership of any Selling Stockholder, the deed of trust of any Selling Stockholder or any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over any Selling Stockholder or the property or assets of any Selling Stockholder; and, except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the purchase and distribution of the Stock by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement, the Power of Attorney or the Custody Agreement by any Selling Stockholder and the consummation by any Selling Stockholder of the transactions contemplated hereby and thereby.

      (ii) This Agreement has been duly authorized, executed and delivered by or on behalf of each Selling Stockholder.

      (iii) A Power-of-Attorney and a Custody Agreement have been duly authorized, executed and delivered by each Selling Stockholder and constitute valid and binding agreements of each Selling Stockholder.

      (iv) Upon payment for, and delivery of, the shares of Stock to be sold by each Selling Stockholder under this Agreement in accordance with the terms hereof, the Underwriters will acquire good and valid title to such shares, free and clear of all liens, encumbrances, equities or claims.

      (g) The Representatives shall have received from Latham & Watkins LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to such matters as the Underwriters may reasonably require, and the Company and the Selling Stockholders shall have furnished to such counsel such documents as they request for enabling them to pass upon such matters.

      (h) At the time of the execution of this Agreement, the Representatives shall have received from BDO Seidman, LLP and PricewaterhouseCoopers LLP letters, addressed to the Underwriters and dated such date, in form and substance satisfactory to the Representatives (i) confirming that they are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the Securities Act and the Rules and Regulations and (ii) stating the conclusions and findings of such firm with respect to the financial statements and certain financial information contained in the Prospectus.

      (i) On the Closing Date, the Representatives shall have received letters (the "bring-down letter") from BDO Seidman, LLP and PricewaterhouseCoopers LLP addressed to the Underwriters and dated the Closing Date confirming, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus as of a date not more than three business days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by its letter delivered to the Representatives concurrently with the execution of this Agreement pursuant to Section 6(g).

      (j) The Company shall have furnished to the Representatives a certificate, dated the Closing Date, of its Chairman of the Board, its President or a Vice President and its chief financial officer stating that (i) such officers have carefully examined the Registration Statements and the Prospectus and, in their opinion, the Registration Statements as of their respective effective dates and the Prospectus, as of each such effective date, did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) since the effective date of the Initial Registration Statement no event has occurred which should have been set forth in a supplement or amendment to the Registration Statements or the Prospectus, (iii) to the best of their knowledge after reasonable investigation, as of the Closing Date, the representations and warranties of the Company in this Agreement are true and correct and the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, and (iv) subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change in the financial position or results of operation of the Company and its subsidiaries, or any change, or any development including a prospective change, in or affecting the condition (financial or otherwise), results of operations, business or prospects of the Company and its subsidiaries taken as a whole, except as set forth in the Prospectus.

      (k) Each Selling Stockholder (or the Custodian or one or more attorneys-in-fact on behalf of the Selling Stockholders) shall have furnished to the Representatives on the Closing Date a certificate, dated the such date, signed by, or on behalf of, the Selling Stockholder stating that the representations, warranties and agreements of the Selling Stockholder contained herein are true and correct as of the Closing Date and that the Selling Stockholder has complied with all agreements contained herein to be performed by the Selling Stockholder at or prior to the Closing Date.

      (l) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus and (ii) since such date there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the business, general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or delivery of the Stock on the terms and in the manner contemplated in the Prospectus.

      (m) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would, as of the Closing Date, prevent the issuance or sale of the Stock or materially and adversely affect or potentially materially and adversely affect the business or operations of the Company; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance or sale of the Stock or materially and adversely affect or potentially materially and adversely affect the business or operations of the Company.

      (n) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or minimum or maximum prices or maximum range for prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or state authorities or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, (iii) the United States shall have become engaged in hostilities, or the subject of an act of terrorism, or there shall have been an escalation in hostilities involving the United States, or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the sale or delivery of the Stock on the terms and in the manner contemplated in the Prospectus.

      (o) The NASDAQ National Market System shall have approved the Stock for quotation, subject only to official notice of issuance and evidence of satisfactory distribution.

      (p) SG Cowen shall have received the written agreements, substantially in the form of Exhibit I hereto, of the officers, directors and shareholders of the Company listed in Schedule C to this Agreement.

      All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

      7. Indemnification and Contribution.

      (a) The Company shall indemnify and hold harmless each Underwriter, its officers, employees, representatives and agents and each person, if any, who controls any Underwriter within the meaning of the Securities Act (collectively the "Underwriter Indemnified Parties" and, each an "Underwriter Indemnified Party") against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which that Underwriter Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Prospectus, either of the Registration Statements or the Prospectus or in any amendment or supplement thereto, (ii) the omission or alleged omission to state in any Preliminary Prospectus, either of the Registration Statements or the Prospectus or in any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any act or failure to act, or any alleged act or failure to act, by any Underwriter in connection with, or relating in any manner to , the Stock or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above, (provided that the Company shall not be liable in the case of any matter covered by this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such act or failure to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct) and shall reimburse each Underwriter Indemnified Party promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter Indemnified Party in connection with investigating or preparing to defend or defending against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from the Preliminary Prospectus, either of the Registration Statements or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for use therein, which information the parties hereto agree is limited to the Underwriter's Information (as defined in Section 16).

            The Company shall indemnify and hold harmless the Designated Underwriter and its officers, employees, representatives and agents and each person, if any, who controls the Designated Underwriter within the meaning of the Securities Act (collectively the "Designated Underwriter Indemnified Parties," and each a "Designated Underwriter Indemnified Party") each Underwriter Indemnified Party against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which that Designated Underwriter Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program, (ii) the omission or alleged omission to state in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iii) the failure of any Participant to pay for and accept delivery of Directed Shares that the Participant agreed to purchase; or (iv) any other loss, claim, damage or liability, or any action in respect of, related to, arising out of, or in connection with the Directed Share Program, other than such losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the willful misconduct or gross negligence of the Designated Underwriter; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from the Preliminary Prospectus, either of the Registration Statements or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for use therein, which information the parties hereto agree is limited to the Underwriter's Information (as defined in Section 16).

            This indemnity agreement is not exclusive and will be in addition to any liability which the Company might otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to each Underwriter Indemnified Party.

      (b) The Selling Stockholders, severally and not jointly, shall indemnify and hold harmless each Underwriter Indemnified Party, against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which that Underwriter Indemnified may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Prospectus, either of the Registration Statements or the Prospectus or in any amendment or supplement thereto or (ii) the omission or alleged omission to state in any Preliminary Prospectus, either of the Registration Statements or the Prospectus or in any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein not misleading but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of the Selling Stockholder specifically for inclusion therein, and shall reimburse each Underwriter Indemnified Party promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter Indemnified Party in connection with investigating or preparing to defend or defending against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, the liability of each Selling Stockholder under this Section 7(b) shall be limited to the proceeds received by such Selling Stockholder in connection with the sale of such Selling Stockholders' shares of Stock less applicable underwriting discounts and commissions. This indemnity agreement is not exclusive and will be in addition to any liability which the Selling Shareholders might otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to each Underwriter Indemnified Party.

      (c) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company its officers, employees, representatives and agents, each of its directors and each person, if any, who controls the Company within the meaning of the Securities Act (collectively the "Company Indemnified Parties" and each a "Company Indemnified

      Party") and the Selling Stockholders, their respective officers, employees, representatives and agents and each person, if any, who controls the Selling Stockholders within the meaning of the Securities Act (collectively, the "Shareholder Indemnified Parties" and each a "Shareholder Indemnified Party"), against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company Indemnified Parties or the Selling Stockholder Indemnified Parties may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Prospectus, either of the Registration Statements or the Prospectus or in any amendment or supplement thereto or
      (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of that Underwriter specifically for use therein, and shall reimburse the Company Indemnified Parties and the Selling Stockholder Indemnified Parties for any legal or other expenses reasonably incurred by such parties in connection with investigating or preparing to defend or defending against or appearing as third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred; provided that the parties hereto hereby agree that such written information provided by the Underwriters consists solely of the Underwriter's Information. This indemnity agreement is not exclusive and will be in addition to any liability which the Underwriters might otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to the Company Indemnified Parties and Selling Stockholder Indemnified Parties.

      (d) Promptly after receipt by an indemnified party under this Section 7 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 7 except to the extent it has been materially prejudiced by such failure; and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 7. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this
      Section 7 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment thereof has been specifically authorized by the indemnifying party in writing, (ii) such indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party and in the reasonable judgment of such counsel it is advisable for such indemnified party to employ separate counsel or
      (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such indemnified parties, which firm shall be designated in writing by SG Cowen, if the indemnified parties under this Section 7 consist of any Underwriter Indemnified Party, or by the Company if the indemnified parties under this Section 7 consist of any Company Indemnified Parties. Each indemnified party, as a condition of the indemnity agreements contained in Sections 7(a), 7(b) and 7(c), shall use all reasonable efforts to cooperate with the indemnifying party in the defense of any such action or claim. Subject to the provisions of Section 7(e) below, no indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

            Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to the penultimate paragraph in Section 7(a) hereof in respect of such action or proceeding, then in addition to such separate firm for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel) for the Designated Underwriter for the defense of any losses, claims, damages and liabilities arising out of the Directed Share Program, and all persons, if any, who control the Designated Underwriter within the meaning of either Section 15 of the Act of Section 20 of the Exchange Act.

      (e) If at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by this Section 7 effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the request for reimbursement, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

      (f) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under Section 7(a), 7(b) or 7(c), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Stock, or, if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Stock purchased under this Agreement (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters with respect to the Stock purchased under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission; provided that the parties hereto agree that the written information furnished to the Company through the Representatives by or on behalf of the Underwriters for use in any Preliminary Prospectus, either of the Registration Statements or the Prospectus consists solely of the Underwriters' Information. The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 7(f) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 7(f) shall be deemed to include, for purposes of this Section 7(f), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(f), (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Stock underwritten by it and distributed to the public were offered to the public less the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission and (ii) no Selling Stockholder shall be required to contribute any amount in excess of the proceeds received by such Selling Stockholder in connection with the sale of such Selling Stockholders' shares of Stock less applicable underwriting discounts and commissions. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

            The Underwriters' obligations to contribute as provided in this
      Section 7(f) are several in proportion to their respective underwriting obligations and not joint.

8. Termination. The obligations of the Underwriters hereunder may be terminated by SG Cowen, in its absolute discretion by notice given to and received by the Company and the Selling Stockholders prior to delivery of and payment for the Firm Stock if, prior to that time, (A) any of the events described in Sections 6(l) or 6(n) have occurred, or (B) if the Underwriters shall decline to purchase the Stock for any reason permitted under this Agreement.

9. Reimbursement of Underwriters' Expenses. If (a) this Agreement shall have been terminated pursuant to Section 8 or 10, (b) the Company or any Selling Stockholder shall fail to tender the Stock for delivery to the Underwriters for any reason not permitted under this Agreement, or (c) the Underwriters shall decline to purchase the Stock for any reason permitted under this Agreement, the Company and the Selling Stockholders shall reimburse the Underwriters for the fees and expenses of their counsel and for such other out-of-pocket expenses as shall have been reasonably incurred by them in connection with this Agreement and the proposed purchase of the Stock, and upon demand the Company and the Selling Stockholders shall pay the full amount thereof to SG Cowen. If this Agreement is terminated pursuant to Section 10 by reason of the default of one or more Underwriters, neither the Company nor any Selling Stockholder shall be obligated to reimburse any defaulting Underwriter on account of those expenses.

10. Substitution of Underwriters. If any Underwriter or Underwriters shall default in its or their obligations to purchase shares of Stock hereunder and the aggregate number of shares which such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed ten percent (10%) of the total number of shares underwritten, the other Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the shares which such defaulting Underwriter or Underwriters agreed but failed to purchase. If any Underwriter or Underwriters shall so default and the aggregate number of shares with respect to which such default or defaults occur is more than ten percent (10%) of the total number of shares underwritten and arrangements satisfactory to the Representatives and the Company for the purchase of such shares by other persons are not made within forty-eight (48) hours after such default, this Agreement shall terminate.

      If the remaining Underwriters or substituted Underwriters are required hereby or agree to take up all or part of the shares of Stock of a defaulting Underwriter or Underwriters as provided in this Section 10, (i) the Company and the Selling Stockholders shall have the right to postpone the Closing Dates for a period of not more than five (5) full business days in order that the Company and the Selling Stockholders may effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees promptly to file any amendments to the Registration Statement or supplements to the Prospectus which may thereby be made necessary, and (ii) the respective numbers of shares to be purchased by the remaining Underwriters or substituted Underwriters shall be taken as the basis of their underwriting obligation for all purposes of this Agreement. Nothing herein contained shall relieve any defaulting Underwriter of its liability to the Company, the Selling Stockholders or the other Underwriters for damages occasioned by its default hereunder. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of any non-defaulting Underwriter, the Selling Stockholders or the Company, except expenses to be paid or reimbursed pursuant to Sections 5 and 9 and except the provisions of Section 7 shall not terminate and shall remain in effect.

11. Successors; Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the several Underwriters, the Company and the Selling Stockholders and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person other than the persons mentioned in the preceding sentence any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person; except that the representations, warranties, covenants, agreements and indemnities of the Company and the Selling Stockholders contained in this Agreement shall also be for the benefit of the Underwriter Indemnified Parties, and the indemnities of the several Underwriters shall also be for the benefit of the Company Indemnified Parties and the Selling Stockholder Indemnified Parties. It is understood that the Underwriter's responsibility to the Company and the Selling Stockholders is solely contractual in nature and the Underwriters do not owe the Company, or any other party, any fiduciary duty as a result of this Agreement.

12. Survival of Indemnities, Representations, Warranties, etc. The respective indemnities, covenants, agreements, representations, warranties and other statements of the Company , the Selling Stockholders and the several Underwriters, as set forth in this Agreement or made by them respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Selling Stockholders, the Company or any person controlling any of them and shall survive delivery of and payment for the Stock.

13. Notices. All statements, requests, notices and agreements hereunder shall be in writing, and:

      (a) if to the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission to SG Cowen & Co., LLC
      Attention:  Michelle K. Bowe (Fax: 212-278-7995);

      (b) if to the Company shall be delivered or sent by mail, telex or facsimile transmission to PeopleSupport, Inc., 1100 Glendon Ave., Suite 1250, Los Angeles, California 90024, Attention:
      Corporate Counsel (Fax:  310-824-6355);

      (c) if to any Selling Stockholders, shall be delivered or sent by mail, telex or facsimile transmission to such Selling Stockholder at the address set forth on Schedule B hereto;

provided, however, that any notice to an Underwriter pursuant to Section 7 shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its acceptance telex to the Representatives, which address will be supplied to any other party hereto by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

14.   Definition of Certain Terms.  For purposes of this Agreement,
(a) "business day" means any day on which the New York Stock Exchange, Inc. is open for trading and (b) "subsidiary" has the meaning set forth in Rule 405 of the Rules and Regulations.

15. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

16. Underwriters' Information. The parties hereto acknowledge and agree that, for all purposes of this Agreement, the Underwriters' Information consists solely of the following information in the Prospectus: (i) the last paragraph on the front cover page concerning the terms of the offering by the Underwriters; and (ii) the statements concerning the Underwriters contained in the third and tenth paragraphs under the heading "Underwriting."

17. Authority of the Representatives and Attorneys-in-fact. In connection with this Agreement, you will act for and on behalf of the several Underwriters, and any action taken under this Agreement by the Representatives, will be binding on all the Underwriters; and any action taken under this Agreement by any of the Attorneys-in-fact will be binding on all the Selling Stockholders. Any person executing and delivering this Agreement as Attorney-in-fact for the Selling Stockholders represents by so doing that he or she has been duly appointed as Attorney-in-fact by such Selling Stockholder pursuant to a validly existing and binding Power of Attorney which authorizes such Attorney-in-fact to take such action.

18. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

19. General. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. In this Agreement, the masculine, feminine and neuter genders and the singular and the plural include one another. The section headings in this Agreement are for the convenience of the parties only and will not affect the construction or interpretation of this Agreement. This Agreement may be amended or modified, and the observance of any term of this Agreement may be waived, only by a writing signed by the Company, the Selling Stockholders and the Representatives.

20. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

      If the foregoing is in accordance with your understanding of the agreement between the Company, the Selling Stockholders and the several Underwriters, kindly indicate your acceptance in the space provided for that purpose below.

                                         Very truly yours, PEOPLESUPPORT, INC.

                                         By:____________________________
                                            Name:
                                            Title:


                                         SELLING STOCKHOLDERS LISTED
                                         IN SCHEDULE B
                                         By: Attorney-in-fact

                                               By:______________________________
                                         Attorney-in-fact
                                         Acting on behalf of the Selling
                                         Stockholders listed in Schedule B

Accepted as of
the date first above written:
SG COWEN & CO., LLC
PIPER JAFFRAY & CO.
A.G. EDWARDS & SONS, INC.
JMP SECURITIES LLC

   Acting on their own behalf
   and as Representatives of the several
   Underwriters referred to in the
   foregoing Agreement.

By: SG COWEN & CO., LLC


By:______________________________
   Name: William B. Buchanan, Jr.
   Title: Head of Equity Capital Markets

                                   SCHEDULE A

                                                     Number        Number of
                                                     of Firm        Optional
                                                      Shares         Shares
                                                      to be           to be
Name                                                Purchased       Purchased
----                                                ---------       ---------
SG Cowen & Co., LLC
Piper Jaffray & Co.
A.G. Edwards & Sons, Inc.
JMP Securities LLC
                                                    ----------     ----------
Total
                                                    ==========     ==========

                                   SCHEDULE B

                                                     Number of      Number of
                                                       Firm         Optional
                                                    Shares to       Shares to
Selling Stockholders                                 be Sold         be Sold
--------------------                                 -------         -------

[Name and address]
                                                    ----------     ----------
Total
                                                    ==========     ==========

                                   SCHEDULE C

                 List of parties subject to Section 6(q)

                                    EXHIBIT I

                            Form of Lock-Up Agreement

                                                                   [Date]
SG Cowen & Co., LLC
Piper Jaffray & Co.
A.G. Edwards & Sons, Inc.
JMP Securities LLC
  As representatives of the
  several Underwriters
c/o SG Cowen & Co., LLC
1221 Avenue of the Americas
New York, New York 10020
Re:  PeopleSupport, Inc.

Dear Sirs:

      In order to induce SG Cowen & Co., LLC ("SG Cowen"), Piper Jaffray & Co., A.G. Edwards & Sons, Inc. and JMP Securities LLC (collectively, the "Representatives"), to enter in to a certain underwriting agreement (the "Underwriting Agreement") with PeopleSupport, Inc., a Delaware corporation (the "Company"), with respect to the public offering (the "Offering") of shares of the Company's Common Stock, par value $.001 per share ("Common Stock"), the undersigned hereby agrees that for a period of 180 days following the date of the final prospectus filed by the Company with the Securities and Exchange Commission in connection with such public offering, the undersigned will not, without the prior written consent of SG Cowen, directly or indirectly, (i) offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, any shares of Common Stock (including, without limitation, Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations promulgated under the Securities Act of 1933, as the same may be amended or supplemented from time to time (such shares, the "Beneficially Owned Shares")) or securities convertible into or exercisable or exchangeable in Common Stock, (ii) enter into any swap, hedge or similar agreement or arrangement that transfers in whole or in part, the economic risk of ownership of the Beneficially Owned Shares or securities convertible into or exercisable or exchangeable in Common Stock or (iii) engage in any short selling of the Common Stock. The foregoing sentence shall not apply to (a) the registration of or sale to the Underwriters of any Common Stock pursuant to the Offering and the Underwriting Agreement;(b) bona fide gifts; (c) dispositions to any trust for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned; (d) dispositions by will or intestate succession to his or her immediate family; or (e) if the undersigned is a partnership or corporation, as a distribution to partners or stockholders of the undersigned; provided, however, in each case of items (b), (c), (d) and (e), the respective recipient, trust, transferee, partner or stockholder thereof agrees in writing to be bound by the terms of this Agreement and confirms that he, she or it has been in compliance with the terms of this Agreement since the date hereof.

      Anything contained herein to the contrary notwithstanding, any person to whom shares of Common Stock or Beneficially Owned Shares are transferred from the undersigned shall be bound by the terms of this Agreement.

      In addition, the undersigned hereby waives, from the date hereof until the expiration of the 180 day period following the date of the Company's final Prospectus, any and all rights, if any, to request or demand registration pursuant to the Securities Act of any shares of Common Stock that are registered in the name of the undersigned or that are Beneficially Owned Shares (other than, if consented to by SG Cowen, the registration of Common Stock pursuant to the Offering and the Underwriting Agreement). In order to enable the aforesaid covenants to be enforced, the undersigned hereby consents to the placing of legends and/or stop-transfer orders with the transfer agent of the Common Stock with respect to any shares of Common Stock or Beneficially Owned Shares.

                                                 By:____________________________
                                                 Name:
                                                 Title: